Exhibit 99.1.1

                        AMENDMENT TO ESCROW AGREEMENT



          THIS AMENDMENT to the Escrow Agreement referred to below is made and entered into as of this 31st day of January, 1997, by and among ALLIANCE FARMS COOPERATIVE ASSOCIATION (the "Issuer"), DOUG BROWN (the "Brown"), INTERSTATE/JOHNSON LANE CORPORATION (the "Outside Agent") and BOATMEN'S NATIONAL BANK F/K/A BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY (the "Escrow Agent").

          WITNESSETH:

          WHEREAS, the Issuer, Brown, the Outside Agent and the Escrow Agent entered into an Escrow Agreement, dated as of February 17, 1995 (the "Escrow Agreement"), pursuant to which an interest-bearing escrow account was established with the Escrow Agent into which funds received from the sale of shares of the Issuer's capital stock, $0.01 par value may be deposited pending completion of the escrow period and compliance with the terms of the offering of such shares and for the purpose of, among others, complying with the securities laws and regulations of various States; and

          WHEREAS, the Issuer, Brown, the Outside Agent and the Escrow Agent desire to amend certain provisions of the Escrow Agreement on and subject to the terms hereof;

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Issuer, Brown, the Outside Agent and the Escrow Agent do hereby promise and agree as follows:

          1. The Escrow Agreement is hereby amended by modifying all references therein to the term "Inside Agent" to refer to Brown and such other persons selected by the Issuer from time to time who are not affiliated with the Escrow Agent and who shall execute and deliver to the Issuer, the Outside Agent and the Escrow Agent a written instrument in which each such person covenants and agrees to perform the obligations applicable to an Inside Agent (or a Selected Dealer) under the Escrow Agreement, and to be bound by and subject to the related terms and conditions of the Escrow Agreement insofar as they apply to an Inside Agent (or a Selected Dealer).

          2. The first recital to the Escrow Agreement is deleted in its entirety and the following new recital is substituted in lieu thereof:

          WHEREAS, the Issuer proposes to offer for sale to investors in one or more offerings (each, an "Offering") through one or more registered broker/dealers and, in those jurisdictions where permitted by applicable law, through one or more officers and employees of the Issuer, shares of its capital stock, $0.01 par value (the "Shares"), at an offering price specified in the prospectus prepared in connection with the applicable Offering;

          3.   The first sentence of Section 2, including clauses (a), (b) and
(c), of the Escrow Agreement is deleted in its entirety and the following new first sentence of Section 2, including clauses (a), (b) and (c), is substituted in lieu thereof:

     The period of the escrow established hereunder with respect to any Offering (the "Escrow Period") shall begin with the commencement of such Offering (the effective date of the Registration Statement filed by the Issuer with the Securities and Exchange Commission with respect to such Offering) and shall terminate upon the earlier to occur of the following dates:

               (a) The date upon which the Escrow Agent (i) has received collected funds (as defined below) from the sale of all Shares offered by the Issuer in such Offering equal to the product of the number of Shares offered in such Offering multiplied by the offering price per Share specified in the prospectus prepared in connection with such Offering <F1>, and (ii) has caused such funds to be disbursed and delivered to the Issuer in accordance with the terms and conditions of this Agreement;
[FN]
For example, if 51 Shares are offered in an Offering at an offering price specified in the related prospectus of $82,000 per Share, the Escrow Agent would need to receive collected funds of $4,182,000 in order to satisfy Section 2(a)(i).


               (b) The expiration of 550 days from the date of the commencement of such Offering (unless the Issuer has given written notice to the Escrow Agent of the Issuer's extension of such Offering for up to an additional 180 days as contemplated by the prospectus prepared in connection with such Offering, in which event, the expiration of such additional period of up to 180 days); or

               (c) The date upon which the Issuer has given written notice to the Escrow Agent that the Issuer has terminated such Offering.

          4. Section 4(a)(i) of the Escrow Agreement is deleted in its entirety and the following new Section 4(a)(i) is substituted in lieu thereof:

          (i) such disbursement and delivery of funds with respect to an Offering shall be made only in an amount equal to the product of 17 Shares (or such other number of Shares constituting a "minimum block" as specified in the prospectus prepared in connection with such Offering) multiplied by the offering price per Share specified in the prospectus prepared in connection with such Offering (the "Minimum"), or an integral multiple of such product, together with any interest earned to date thereon and remaining after deduction for fees and reimbursement of costs and expenses due the Escrow Agent as provided herein;

          5. Section 4(a)(ii) of the Escrow Agreement is deleted in its entirety and the following new Section 4(a)(ii) is substituted in lieu thereof:

          (ii) the Escrow Agent must be given written confirmation by the Issuer that the Issuer has obtained a commitment for not less than $2,720,000 of debt financing or borrowings with respect to the disbursement and delivery of each Minimum in an Offering (unless a lesser amount of debt financing or borrowings with respect to each Minimum is specified in the prospectus prepared in connection with such Offering, in which event the Escrow Agent must be given written confirmation by the Issuer that the Issuer has obtained a commitment for such lesser amount of debt financing or borrowings);

          6. Section 12 of the Escrow Agreement is deleted in its entirety and the following new Section 12 is substituted in lieu thereof:

     After disbursement and delivery of all funds and documents with respect to an Offering deposited in the Escrow Account pursuant to this Agreement in accordance with the terms and conditions hereof, the duties and responsibilities of the Escrow Agent under this Agreement shall cease and terminate with respect to such Offering.

          7. Except as expressly amended hereby, all of the terms, conditions and provisions of the Escrow Agreement shall remain unamended and in full force and effect in accordance with its terms, and the Escrow Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the Escrow Agreement.

          8. References in the Escrow Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the Escrow Agreement as amended by this Amendment.

          9. If for any reason any one or more of the provisions contained in the Escrow Agreement or this Amendment shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein and herein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

          10. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.



          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and affixed their signatures hereto and as of the date first above written.


ALLIANCE FARMS COOPERATIVE         INTERSTATE/JOHNSON LANE
  ASSOCIATION                        CORPORATION


By:                                     By:
                                       Name:
    Name:                                   Title:
    Title:

                                   BOATMEN'S NATIONAL BANK
                                   F/K/A BOATMEN'S FIRST NATIONAL
DOUG  BROWN                        BANK OF KANSAS CITY



                                   By:
                                       Name:
                                       Title: